                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material under Section 240.14a-12


                                   CONOCO INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5)   Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act

     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3)   Filing Party:

     ---------------------------------------------------------------------------

     (4)   Date Filed:

     ---------------------------------------------------------------------------

         The following was published on July 20, 2001 in Conoco's weekly employee newsletter Capsule Comments regarding the proposed combination of Conoco's Class A common stock and Class B common stock into a single class of new common stock on a one-for-one basis:

COMPANY TO COMBINE CLASS A AND CLASS B COMMON STOCK

         Conoco's Board of Directors has approved and recommended to the stockholders for approval the elimination of Conoco's dual class capital structure by combining the company's Class A common stock and Class B common stock into a single class of new common stock on a one-for-one basis.

         The current dual class structure was established in connection with Conoco's 1998 initial public offering of Class A common stock.

         "Having a single publicly traded class of common stock will eliminate the confusion that resulted from the dual class structure and will end trading disparities that existed between the Class A and Class B stock," said Chairman and CEO Archie Dunham. "The combination of stock classes also is expected to increase the overall liquidity of Conoco's common stock."

         After the transaction, the holders of the new common stock will have one vote per share on all matters submitted to a stockholder vote. Class B stockholders currently have five votes per share.

         The transaction is subject to the approval of Conoco Class A stockholders and Class B stockholders voting together as a single class, and to the approval of the Class B stockholders voting as a separate class.

         Conoco intends to call a special meeting as soon as practicable to obtain the approval of its stockholders.

         Conoco urges its stockholders to read the proxy statement relating to the special meeting because it will contain important information about the proposal and the interests of the participants in the solicitation of proxies. A free copy of the proxy statement (when it is available) and other documents filed electronically by Conoco with the SEC can be obtained at the SEC's Web site at www.sec.gov. Conoco stockholders may also obtain a free copy of the proxy statement (when it is available) and these other documents by directing requests to Conoco Shareholder Relations Department.